Exhibit 10.2  Amendment to the Agreement and Plan of Exchange

              AMENDMENT NO.1 TO THE AGREEMENT AND PLAN OF EXCHANGE

        This AMENDMENT NO.1 TO THE AGREEMENT AND PLAN OF EXCHANGE ("Amendment")
is made and entered into as of March 18, 2002 by and among, GenoMed, Inc., a
Florida corporation ("GMED"), GenoMed, LLC, a Delaware corporation (the
"Company"), and David Moskowitz, the former Shareholder of the Company (the
"Shareholder").

RECITALS

A. GMED, the Company and the Shareholder entered into the Agreement and Plan of
Exchange Agreement dated November 9, 2001 (the "Exchange Agreement"), pursuant to which, among other things, Shareholder sold his Company stock to GMED.

B. GMED, the Company and the Shareholder desire to amend the Exchange Agreement as provided herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by each of GMED, the Company and the Shareholder, the parties hereby agree as follows:

1. Consideration for Transfer of Shares. Section 2 of the Exchange Agreement is
hereby deleted in its entirety and replaced with the following:

        "GMED agrees to issue twelve million, five hundred thousand (12,500,000)
         shares of GMED common stock to Shareholder and arrange funding of
         Company in accordance with Exhibit "c" attached hereto. Upon the terms and subject to the representations and conditions set forth in this
         Agreement, GMED agrees to issues said shares upon finalization of this
         Agreement."

2. Conditions and Obligations of Company and Shareholders. Section 8(d) of the
Exchange Agreement is hereby deleted in its entirety and replaced with the following:

        "The Shares of Company's Common Stock, $0.001 par value, which are to be delivered at Closing to GMED in accordance with the terms hereof shall have been listed or authorized to be listed."

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3. Conditions and Obligations of GMED.

        (a) Section 9(d) of the Exchange Agreement is hereby deleted in its entirety and replaced with the following:

        "The Shares of GMED's Common Stock, $0.01 par value, which are to be issued to the Shareholders in accordance with the terms hereof shall have been listed or authorized for listing."

        (b) Section 9(f) (iv) of the Exchange Agreement is hereby deleted in its entirety and replaced with the following:

        "The shares of GMED to be delivered to the Shareholders pursuant to
        Paragraph 2 hereof, have been duly authorized and upon such delivery will be validly issued, fully paid, non-assessable and listed or authorized for listing."

4. Exhibit "B". Exhibit "B" of the Exchange Agreement, including Sections I and
II thereof, is hereby deleted in its entirety.

5. Exhibit "D". Section I of Exhibit "D" of the Exchange Agreement is hereby deleted in its entirety and Section II is renamed "Section I."

6. Except to the extent specifically set forth in this Amendment, the Exchange
Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms. In the event of a conflict between the terms of this Amendment and the Exchange Agreement, the terms of this Amendment shall prevail.

        IN WITNESS WHEREOF, GMED, the Company and the Shareholder have executed this Amendment No.1 to the Agreement and Plan of Exchange as of the date first set forth above.

GENOMED, INC.

By: /s/David C. Siddons
Name: David C. Siddons
Title: Chairman of the Board

GENOMED, LLC

By: /s/David W. Moskowitz
Name: David W. Moskowitz
Title: Chief Executive Officer

SHAREHOLDER

By: /s/David W. Moskowitz
Name: David W. Moskowitz